Prospectus Supplement (Sales Report) No. 13 dated January 13, 2009 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated October 13, 2008 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 368374

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
368374	$12,000	$12,000	11.26%	1.00%	January 8, 2009	January 9, 2012	January 9, 2013	$3,500

                This series of Notes was issued upon closing and funding of member loan 368374. Member loan 368374 was requested on December 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,583 / month
Current employer:	Toky Branding and Design	Debt-to-income ratio:	21.41%
Length of employment:	10 months	Location:	SAINT PETERS, MO

Home town:	Saint Louis
Current & past employers:	Toky Branding and Design, Joyce Meyer Ministries, The Creative Group, Dutchman Realty, CB Richard Ellis Group
Education:	Lindenwood University

This borrower member posted the following loan description, which has not been verified:

I need a low interest loan that will be used to consolidate approx. $15K of credit card debt (depending on the consolidation loan rate).

A credit bureau reported the following information about this borrower member on December 26, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,102.00	Public Records On File:	0
Revolving Line Utilization:	73.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 368445

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
368445	$10,000	$10,000	13.16%	1.00%	January 8, 2009	January 9, 2012	January 9, 2013	$2,000

                This series of Notes was issued upon closing and funding of member loan 368445. Member loan 368445 was requested on December 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,833 / month
Current employer:	Waffle Farm Campgrounds	Debt-to-income ratio:	21.34%
Length of employment:	24 years	Location:	Hillsdale, MI

Home town:	Coldwater
Current & past employers:	Waffle Farm Campgrounds, Wilson Excavating
Education:	Eastern Michigan University

This borrower member posted the following loan description, which has not been verified:

I am currently paying way too much for my HSBC Card and Capital One Bank Card. I am spending to much of my money on finance charges. Trying to get out from this burden faster. A few hundred dollars a month savings would help pay down the debt faster for me...Anything that the lending club can do to help is appreciated... Thankyou very much... William D. Green

A credit bureau reported the following information about this borrower member on December 26, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,049.00	Public Records On File:	0
Revolving Line Utilization:	66.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the balances and amounts you pay each month between the two cards?	Generally, I try to pay more than the minimum amount due each month. One of my bank of america cards is 284/month min. and the balance is $4,000. I would like to pay that one off immediately!I have an HSBC GM card that is just under 7,0000 and min payment of 165.00/month... I was a little irresponsible with credit cards a few years ago and everything now i try to pay cash... I have decreased my debt a little bit from last year, but usually my finance charge eats up most of the extra money i throw at paying down the loan. My Gm Card is like 26% for what reason I dont know....What ind of interest rate is available? Is there a chance to possibly get $12,000? I am determined to get out of debt and quit wasting my hard earned money on outrageous finance charges. I have collatteral if that is necessary.... Thankyou, William Green
Thank you for the earlier post. According to Lending Club you have 9 open credit lines. Once you get money from Lending Club are you planning to close the HSBC and BOA lines?	Yes, I will be closing Bank of America acct# ending 2021 for sure. HSBC GM Card I will close off depending on how much money I am eligible to receive...

Member Payment Dependent Notes Series 369734

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
369734	$7,000	$7,000	14.74%	1.00%	January 12, 2009	January 13, 2012	January 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 369734. Member loan 369734 was requested on December 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,967 / month
Current employer:	Social Security Administration	Debt-to-income ratio:	19.38%
Length of employment:	8 months	Location:	Wellington, OH

Home town:
Current & past employers:	Social Security Administration
Education:	Lakeland Community College, Cleveland State University, Walden University

This borrower member posted the following loan description, which has not been verified:

We are a stable family with good jobs and a new baby with a need to consolidate our high interest credit cards so we can close the accounts and make one payment monthly.

A credit bureau reported the following information about this borrower member on December 30, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	61
Revolving Credit Balance:	$6,907.00	Public Records On File:	0
Revolving Line Utilization:	51.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 369903

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
369903	$15,000	$15,000	16.63%	1.00%	January 9, 2009	January 9, 2012	January 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 369903. Member loan 369903 was requested on December 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,500 / month
Current employer:	Mississippi State University	Debt-to-income ratio:	21.95%
Length of employment:	12 years	Location:	STARKVILLE, MS

Home town:
Current & past employers:	Mississippi State University, Valdosta State University
Education:	Louisiana Tech University

This borrower member posted the following loan description, which has not been verified:

I like to have an emergency fund. This money will be set aside in case I fall sick or need money urgently.

A credit bureau reported the following information about this borrower member on December 26, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	61
Revolving Credit Balance:	$107,611.00	Public Records On File:	0
Revolving Line Utilization:	89.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why are you taking out a loan for an Emergency Fund? Why not save yourself the 16+% interest and put the money into a savings account? This would save you over $100 per month. What is your definition of an Emergency?	Emergency could be car breading down, falliing sick and needing to go to a hospital etc. I may keep the money in a savings account anyway.
What was the Delinquencies 5 years ago in regards to? I am looking for the what/why and how you plan on preventing being delinquent again.	I did not know about a medical bill for $59 in Georgia. That was eventually paid but the delay brought that in my credit record.
Can you tell me about your job at Miss. State? Do you get health benefits and do you consider your job secure? Thanks for answering	I am an Associate Professor at Mississippi State. I do have health insurance and my job is very secure. I am a tenured faculty member.
You stated that you get health insurance from your job. Why would you need the $15,000 for getting sick or going to the hospital?	The insurance has co-pay amounts, deductibles, meaning it doens't cover 100% of the cost. I need some cash in hand.
You have $107,611.00 in revolving debt. Why so much? It seems to me this "emergency" you are planning for is going to happen in the form of paying other bills to survive.	Borrowing to pay another loan doesn't really help me. That will shift the debt from one account to another. That is not my plan. As far as the revolving debt, there were a variety of reasons.

Member Payment Dependent Notes Series 369966

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
369966	$11,900	$11,900	14.42%	1.00%	January 8, 2009	January 10, 2012	January 10, 2013	$3,300

                This series of Notes was issued upon closing and funding of member loan 369966. Member loan 369966 was requested on December 27, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$19,417 / month
Current employer:	The Childrens Place	Debt-to-income ratio:	8.32%
Length of employment:	6 years	Location:	EATONTOWN, NJ

Home town:	New Trenton
Current & past employers:	The Childrens Place, Haddad Apparel Group
Education:	parsons

This borrower member posted the following loan description, which has not been verified:

payoff outstanding bill

A credit bureau reported the following information about this borrower member on December 27, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1988	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	39
Revolving Credit Balance:	$31,458.00	Public Records On File:	0
Revolving Line Utilization:	91.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How is it you make $19,417 a month and you require a loan for $11,900???	I am the sole earner in my household. I am responsible for all bills related to the household such as mortage, utilities, etc. I am also paying off school loans, car payments and insurance. A situation recently came up where as I had to give my son money that was to be put towards a personal bill. I cannot pay this bill using the monies alloted monthly towards the items listed above or I will not be able to pay those items. I need to pay this bill now. I do hope that this is a satisfactory answer. Thank you for asking.

Member Payment Dependent Notes Series 369981

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
369981	$15,000	$15,000	11.58%	1.00%	January 8, 2009	January 9, 2012	January 9, 2013	$5,000

                This series of Notes was issued upon closing and funding of member loan 369981. Member loan 369981 was requested on December 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$6,000 / month
Current employer:	Network Plus Consulting	Debt-to-income ratio:	13.27%
Length of employment:	24 years	Location:	Scottsdale, AZ

Home town:	Minneapolis
Current & past employers:	Network Plus Consulting
Education:	Brown Institute

This borrower member posted the following loan description, which has not been verified:

Since the mid 1980s, http://www.NetworkPlusConsulting.com explored * The possibility of offering life changing training and education in technical skills to citizens of developing countries around the world, along with providing the local populist with training and education services, * With the option of offering the trained local populist as a billable technical resource to the developed countries of the world. * Application hosting a number of applications and solution domestically in the United States, but supporting and performing programming modifications, network administration and other technical services for the domestic application globally. This access to well-trained and highly skilled technical resources, and related services could potentially be profitable but also socially conscience, and present a business opportunity for businesses in the developed world to have lower cost worldwide access to software products, services and skills that many businesses in the developed world can use in the day to day core business operations. Given today?s global infrastructure, Network Plus Consulting now feels the time is right to provide ?Global Sourcing? to the developed world offering software products, computer related professional services and life changing technical skills and training that are fueled from a developing country with a mission to educate and advance the developing country while providing the developed country access to lower cost computing resources. Summary business plan for the Global Sourcing I.T. Facility can be downloaded at: http://www.networkplusconsulting.com/BusinessPlanforGSITF-Summary.pdf and a detail business plan is available upon request

A credit bureau reported the following information about this borrower member on December 26, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,236.00	Public Records On File:	0
Revolving Line Utilization:	42.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you use spell check - at all?	yes I do, are you upset about the something that is not spelled correctly, please advise and I will be more than happy to correct the spelling
I think trlk was just saying that populist and conscience weren't quite the words you were looking for. Try populous and conscious.	Point taken, I am 92% funded with ONLY one day left. Can you help me????

Member Payment Dependent Notes Series 370042

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
370042	$15,000	$15,000	16.32%	1.00%	January 8, 2009	January 9, 2012	January 9, 2013	$2,200

                This series of Notes was issued upon closing and funding of member loan 370042. Member loan 370042 was requested on December 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$12,500 / month
Current employer:	Deloitte Tax LLP	Debt-to-income ratio:	6.55%
Length of employment:	9 years 3 months	Location:	Rowland Heights, CA

Home town:	Taipei
Current & past employers:	Deloitte Tax LLP, AMC Entertainment
Education:	University of Southern California (USC) Marshall School of Business

This borrower member posted the following loan description, which has not been verified:

Looking to refinance my credit card debts. Currently, the primary detriment to my credit score is the high level of credit card debt that I carry in relationship to the available credit. In addition, the other cause of the lower credit score is due an occasionaly oversight on my part, when I have sent in my payment too late for the payment to be processed by the due date. However, I have always paid my debts, but I am looking for a way to reduce my payments. Currently, the average rate on my credit debts is right about 23%, which translate to a total interest payment, over a two (2) year term, of over $3,800. I'm hoping to cut that interest rate by at least half. By doing so, I save on the total interest that I will have to pay on the debt. At the same time, someone can receive a good return on their investment at 10-12%, which is a little over $1,900 over a two (2) year term.

A credit bureau reported the following information about this borrower member on December 26, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	34	Months Since Last Delinquency:	6
Revolving Credit Balance:	$22,783.00	Public Records On File:	0
Revolving Line Utilization:	93.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, 2 Questions: (1) Do you have a written monthly expense and savings plan (budget)? (2) Do you have $500 to $1000 emergency fund in a savings account so you don?t have to rely on credit cards to cover unexpected expenses? Thanks!	Yes, I do track my monthly expenses, and do a budget to actual. I have a savings account of about $1,500, and I am starting to save $100 a month. My hope is that by consolidating my credit cards at a better rate, I can put that extra money from the interest rate saving into paying down the remaining balances and putting any extra into the savings.
Have you overlooked the loan's Borrower Processing Fee? In your case $525. In addition, a $15,000 loan at 16.32% interest rate will cost you approx. $2,142 in interest the first year alone if you make all your payments on time. It will cost you ($2,142 + $525) $2,667 in interest and fees for the first year alone. In addition, a $15,000 loan at 16.32% interest rate will cost you approx. $1,400 in interest the second year alone if you make all your payments on time. GRAND TOTAL = $4,067 in interest and fees for the first two years of this loan. I think you need to re-evaluate you savings (and your math). Will this loan really help you as significantly as you describe?	Yes, I have look at all of the information, and done the calculation. The loan description had to be written prior to finding out what the final interest rate would be, so I used the estimated 10-12% based on the information available from the website as an average. To respond to your question, here is more detail breakdown of the analysis on why the loan would help (the results below can be checked with any available debt consolidation calculators that you find online, I used the one from MSN): My current average interest rate on $15,000 of the credit cards is 23.99%. Assuming I pay it all down within 36 months (same time frame as the Lending Club loan). Total interest paid over the 36 months would be $6,615, and my monthly payment is about $580. Refinancing using the Lending Club, even though the interest rate is at 16.32%, I am still getting a 7.67% saving on interest. Over the same 36 months, the total interest on the $15,000 would be $4,070. Factor in the processing fee of 3% per the borrower's agreement, that is another $450. So in total, it would be $4,520 over the 36 months. The monthly payment is about $530. Overall, I would save nearly $2,100 in interest, as well as cut my monthly payment by $50. Granted, if I was able to get the loan at a rate lower than 16.32%, the savings would be greater. However, having an extra $50 per month, plus saving $2,100 in interest is still significant. I hope this answers your question.

Member Payment Dependent Notes Series 370084

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
370084	$4,950	$4,950	12.21%	1.00%	January 12, 2009	January 9, 2012	January 9, 2013	$1,200

                This series of Notes was issued upon closing and funding of member loan 370084. Member loan 370084 was requested on December 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,833 / month
Current employer:	Build A Bear	Debt-to-income ratio:	22.80%
Length of employment:	1 year 6 months	Location:	Saint Louis, MO

Home town:	Charlotte
Current & past employers:	Build A Bear, HR Imaging Partners, Modernica, Stuart Rodgers Photography
Education:	Randolph Community College

This borrower member posted the following loan description, which has not been verified:

Greetings, I am looking for a loan to consolidate some high interest credit card debt that I have accumulated through a two moves - Chicago to LA, LA to St. Louis - to be with my girlfriend in her search for higher education. I am a photographer so moving means re-establishing myself professionally with every move so there has been a need for credit. The amount I owe is manageable but I recently realized that I'm working so hard to service my interest rates, not my debt.... that's frustrating. I would very much like to propose to her by the end of this year but do not want to accumulate any more debt with what is already looming and to save with my double digit interest rates makes no sense. Thank you for you time. Regards, btucker

A credit bureau reported the following information about this borrower member on December 26, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	66
Revolving Credit Balance:	$10,128.00	Public Records On File:	0
Revolving Line Utilization:	46.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 370212

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
370212	$15,000	$15,000	12.21%	1.00%	January 9, 2009	January 11, 2012	January 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 370212. Member loan 370212 was requested on December 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Goodyear Tire and Rubber	Debt-to-income ratio:	6.58%
Length of employment:	12 years 6 months	Location:	Stow, OH

Home town:	Salem
Current & past employers:	Goodyear Tire and Rubber, Bowling Green State University
Education:	Bowling Green State University-Main Campus, Kent State University-Kent Campus

This borrower member posted the following loan description, which has not been verified:

Interested in a loan to consolidate high interest credit card debt. Loan terms of 36 months.

A credit bureau reported the following information about this borrower member on December 28, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	30	Months Since Last Delinquency:	15
Revolving Credit Balance:	$16,048.00	Public Records On File:	0
Revolving Line Utilization:	34.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 370213

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
370213	$2,000	$2,000	11.58%	1.00%	January 9, 2009	January 13, 2012	January 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 370213. Member loan 370213 was requested on December 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,375 / month
Current employer:	Miller Electric	Debt-to-income ratio:	16.17%
Length of employment:	1 year 4 months	Location:	JACKSONVILLE, FL

Home town:	Jacksonville
Current & past employers:	Miller Electric, Advanced Awning & Design
Education:

This borrower member posted the following loan description, which has not been verified:

My wife is from the Philippines and we just got married. Hard economic times have forced me to take a loan to pay for her adjustment of status filing fees and the other fees charged during the process. Doing so we allow her to get a job and stabalize the situation a bit. The paper work is simple and we already have it ready to go as soon as we can find a loan.

A credit bureau reported the following information about this borrower member on December 30, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,416.00	Public Records On File:	0
Revolving Line Utilization:	40.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
can you afford to live+ pay loan if wife cannot get a job	Yes I think that should be fairly easy. The need for the loan is just to be able to file for papers before her visa expires.

Member Payment Dependent Notes Series 370224

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
370224	$14,075	$14,075	14.74%	1.00%	January 9, 2009	January 11, 2012	January 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 370224. Member loan 370224 was requested on December 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,867 / month
Current employer:	Nevada Army National Guard	Debt-to-income ratio:	11.42%
Length of employment:	5 years 6 months	Location:	RENO, NV

Home town:	Stockton
Current & past employers:	Nevada Army National Guard, State of Nevada-Office of the Military, Sierra Pacific Power Company
Education:	University of Phoenix-Online Campus, Truckee Meadows Community College, University of Nevada-Reno

This borrower member posted the following loan description, which has not been verified:

I am looking to simplify my debt structure and reduce total cash out each month. I am looking to consolidate my 4 revolving accounts and pay off negative equity on my car to accomplish this. I also just had a major wind storm come through my area, which damaged portions of my fence. After discussing options with my neighbor, we decided to co-operate and replace the whole thing, as it was pretty old and an insurance claim is not likely to help in this case. Instead of adding it to my credit card debt, I would like to add it into this loan. This portion is to help pay for my portion of the fence project which is an estimated total project budget of $2500. My current credit card debt structure is as follows: Credit Card 1: $3545 / $4500 (Credit Limit) Credit Card 2: $2927 / $5000 (Credit Limit) Credit Card 3: $857 / $1500 (Credit Limit) Credit Card 4: $597 / $3600 (Credit Limit) Total Card Balances: $7626 / $14,600 (Total Credit Limit) Total Current Payments out: $553.00 ($134 minimum payments) Consolidated Payments with this loan: $481.79 Car Balance: $13891 Car Value (Kelly Blue Book): $8,300 Total Negative Equity: $5,591 Total Current Car Payment: $365.65/month Total Car Payment after Re-Finance: $164.35 (Assuming Current 7.2% Rate) Current Combined Payments: $918.65/month New Combined Payments: $646.14/month Total Savings: $272.21/month I have been paying all available cash at the end of each month trying to pay this down for awhile now. This has amounted to over $900 a month in combined payments. I plan on continuing to make these payments so this loan as long as I can so it will likely be paid of early. Thank you for your time and attention.

A credit bureau reported the following information about this borrower member on December 28, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	37	Months Since Last Delinquency:	11
Revolving Credit Balance:	$2,698.00	Public Records On File:	0
Revolving Line Utilization:	21.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 370285

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
370285	$15,000	$15,000	14.11%	1.00%	January 12, 2009	January 11, 2012	January 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 370285. Member loan 370285 was requested on December 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,583 / month
Current employer:	US Navy	Debt-to-income ratio:	16.80%
Length of employment:	9 years 1 month	Location:	Port Orchard, WA

Home town:	Vallejo/Benicia
Current & past employers:	US Navy, Naval Hospital
Education:	Old Dominion University, Columbia College-Columbia

This borrower member posted the following loan description, which has not been verified:

will use amount to pay off high interest credit cards, that I have closed but still hold balances

A credit bureau reported the following information about this borrower member on December 28, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	46
Revolving Credit Balance:	$16,935.00	Public Records On File:	1
Revolving Line Utilization:	91.00%	Months Since Last Record:	88
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 370302

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
370302	$12,000	$12,000	12.84%	1.00%	January 12, 2009	January 11, 2012	January 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 370302. Member loan 370302 was requested on December 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	Boeing	Debt-to-income ratio:	19.57%
Length of employment:	1 year 9 months	Location:	Auburn, WA

Home town:	Tucson
Current & past employers:	Boeing, Goodrich Corporation
Education:	Spokane Community College, Clover Park Technical College

This borrower member posted the following loan description, which has not been verified:

Trying to pay off my high interest loans and consolidating to get a lower interset rate.

A credit bureau reported the following information about this borrower member on December 28, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,261.00	Public Records On File:	0
Revolving Line Utilization:	87.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You seem to have clean credit records, and I have lent you $100 to help you get out of debt. But why did you get in this much debt? and what are you doing to avoid it repeating?	I had purchased a motorcycle in 2006 and had financed it @9.9% for three years and expected to have it payed off with in that time. After three years it defaults up to 21%. Also another credit card I have had was through Bank of America (which I will never do buisness again) had defaulted my interest rate to 26.99% this credit card I had since 2002 but closed it in 2006 I used it mainly while attending school and they refuse to lower the interest rate.

Member Payment Dependent Notes Series 370308

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
370308	$2,500	$2,500	7.68%	1.00%	January 13, 2009	January 19, 2012	January 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 370308. Member loan 370308 was requested on January 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,667 / month
Current employer:	BJ&J Construction	Debt-to-income ratio:	0.38%
Length of employment:	1 year	Location:	Santa Maria, CA

Home town:	Van Nuys
Current & past employers:	BJ&J Construction, Harris
Education:	Cuesta College

This borrower member posted the following loan description, which has not been verified:

loan to keep cash flow during work slowdown, pay outstanding receivables from side jobs. Work to resume January 2, 2009.

A credit bureau reported the following information about this borrower member on December 28, 2008:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1981	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$510.00	Public Records On File:	0
Revolving Line Utilization:	1.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 370326

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
370326	$9,000	$9,000	9.63%	1.00%	January 12, 2009	January 12, 2012	January 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 370326. Member loan 370326 was requested on December 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	Jobfox Inc.	Debt-to-income ratio:	18.41%
Length of employment:	1 year	Location:	Lynnwood, WA

Home town:	Neenah
Current & past employers:	Jobfox Inc.
Education:	University of Wisconsin-Oshkosh

This borrower member posted the following loan description, which has not been verified:

I would like to refinance my current credit card balances into a lower rate for a fixed term to get them paid down faster. My wife and I have solid and stable employment and great income. We recently used credit to finance our wedding last April and would love to pay this down in a more systematic way that is at a lower rate than we currently have.

A credit bureau reported the following information about this borrower member on December 28, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,737.00	Public Records On File:	0
Revolving Line Utilization:	6.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You have $2700 in revolving credit. Why are you asking for $9000 for credit cards?	There is an additional card that is not being reported on two of the bureaus that add up to about $8,800 total between all revolving accounts. The credit I have used and that has a balance was used for my wedding expenses.
Hi - Congratulations on your marriage! 2 Questions: (1) Do you have a written monthly expense and savings plan (budget)? (2) Do you have $500 to $1000 emergency fund in a savings account so you don?t have to rely on credit cards to cover unexpected expenses? Thanks!	I have an emergency savings account in the amount of $3750 currently which I am growing each month. In addition, all credit cards are locked in a safe and my debit card is being used for all everyday purchases.

Member Payment Dependent Notes Series 370339

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
370339	$8,000	$8,000	11.89%	1.00%	January 9, 2009	January 11, 2012	January 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 370339. Member loan 370339 was requested on December 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	leslies pools	Debt-to-income ratio:	17.24%
Length of employment:	2 years	Location:	las vegas, NV

Home town:
Current & past employers:	leslies pools, raypak, inc
Education:	Everett Community College

This borrower member posted the following loan description, which has not been verified:

pay off credit cards and have one lump sum

A credit bureau reported the following information about this borrower member on December 28, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,476.00	Public Records On File:	0
Revolving Line Utilization:	46.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 370340

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
370340	$5,600	$5,600	12.53%	1.00%	January 9, 2009	January 11, 2012	January 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 370340. Member loan 370340 was requested on December 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	n/a	Debt-to-income ratio:	14.42%
Length of employment:	n/a	Location:	San Diego, CA

Home town:	Elk Grove Village
Current & past employers:	San Diego Gas & Electric
Education:

This borrower member posted the following loan description, which has not been verified:

This load will cover a credit card which is currently at a very high APR

A credit bureau reported the following information about this borrower member on December 28, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1993	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,460.00	Public Records On File:	0
Revolving Line Utilization:	42.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 370342

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
370342	$12,400	$12,400	11.26%	1.00%	January 9, 2009	January 11, 2012	January 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 370342. Member loan 370342 was requested on December 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,750 / month
Current employer:	Visa, Inc.	Debt-to-income ratio:	10.01%
Length of employment:	5 years 6 months	Location:	Elk Grove, CA

Home town:	Toronto
Current & past employers:	Visa, Inc.
Education:	El Camino College TorranceCISS

This borrower member posted the following loan description, which has not been verified:

Chase raised interest rate from 4.7 to 19.9 claiming that notice was sent. Now stuck with this rate. Never missed a payment ever. Will pay 8.5% total over 9 months. Most likely total payment will be made around March 20th, 2009

A credit bureau reported the following information about this borrower member on December 28, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1990	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,800.00	Public Records On File:	0
Revolving Line Utilization:	38.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, 2 Questions: (1) Do you have a written monthly expense and savings plan (budget)? (2) Do you have $500 to $1000 emergency fund in a savings account so you don?t have to rely on credit cards to cover unexpected expenses? Thanks!	I currently have about 7k between savings and checking. And yes, I do budget, but not a religiously as I should. . .

Member Payment Dependent Notes Series 370346

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
370346	$10,000	$10,000	11.26%	1.00%	January 9, 2009	January 11, 2012	January 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 370346. Member loan 370346 was requested on December 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,167 / month
Current employer:	Thomas Weisel Partners	Debt-to-income ratio:	4.49%
Length of employment:	1 year 1 month	Location:	San Francisco, CA

Home town:	Sacramento
Current & past employers:	Thomas Weisel Partners, Nanostellar Inc
Education:	San Jose State University

This borrower member posted the following loan description, which has not been verified:

I will use the loan and pay off all of my outstanding credit card debts that are spread out. It would be great to just focus on paying back one lender with a lower interest rate and not have to worry about keeping track each CC individually.

A credit bureau reported the following information about this borrower member on December 28, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,021.00	Public Records On File:	0
Revolving Line Utilization:	27.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 370415

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
370415	$15,000	$15,000	11.89%	1.00%	January 12, 2009	January 11, 2012	January 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 370415. Member loan 370415 was requested on December 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	University of Alaska, Anchorage	Debt-to-income ratio:	17.11%
Length of employment:	10 years	Location:	Anchorage, AK

Home town:	San Gabriel
Current & past employers:	University of Alaska, Anchorage, Central Texas College, Embry Riddle Areonautical University
Education:	The University of Montana, Miami University-Oxford

This borrower member posted the following loan description, which has not been verified:

I have recently purchased a home in Anchorage, Alaska where I have lived for the past 14 years. I have been a college professor at UAA for the past 10 years. The purpose of my loan request is to assist in remodeling my new home to make it wheelchair accessible. I have MS and have been using a wheelchair for the past 11 years. Money that I might receive from this loan would assist in making the bathroom and kitchen wheelchair friendly. These alterations will help me live as independently as possible.

A credit bureau reported the following information about this borrower member on December 28, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1986	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$96,473.00	Public Records On File:	0
Revolving Line Utilization:	48.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
No doubt I want to help you in this endeavor, but I'm curious as to why there are not other sources of loans with preferred rates for people in your situation.	Hi Lending4Good, I have applied for a grant through the state for $5000 but have yet to hear back. Apparently there are a large number of applicants. The larger problem is that because of my income bracket I don't qualify for many other programs. These programs do not take into account the numerous medical bills that I have to pay for thoughout the year. It is a catch 22 - I am disabled but I love my job and continue to work hard. If I stopped working altogether I would be eligible for numerous grants and programs but wouldn't be able to work and be a productive member of society. It's one of the frustrations of my situation. Thank you for your question, and for your involvement in this program. I truly do appreciate your consideration. Best wishes, KJP

Member Payment Dependent Notes Series 370423

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
370423	$11,500	$11,500	12.53%	1.00%	January 12, 2009	January 12, 2012	January 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 370423. Member loan 370423 was requested on December 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	UPMC	Debt-to-income ratio:	15.91%
Length of employment:	3 years 4 months	Location:	Pittsburgh, PA

Home town:
Current & past employers:	UPMC
Education:	University of Pittsburgh-Main Campus

This borrower member posted the following loan description, which has not been verified:

I have two credit cards that I am trying to consolidate. The one with a larger balance has a high interest rate. It also has a higher spending limit than what I need. I am looking to consolidate this card and my other lesser one. Once the higher balance card is consolidated with this loan, I am cancelling it. Thank you.

A credit bureau reported the following information about this borrower member on December 29, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,562.00	Public Records On File:	0
Revolving Line Utilization:	60.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 370435

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
370435	$8,000	$8,000	10.95%	1.00%	January 12, 2009	January 11, 2012	January 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 370435. Member loan 370435 was requested on December 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	The Standard	Debt-to-income ratio:	23.25%
Length of employment:	2 years 9 months	Location:	Portland, OR

Home town:	Porterville
Current & past employers:	The Standard, Regence, Blue Cross Blue Shield
Education:	University of Oregon

This borrower member posted the following loan description, which has not been verified:

I am looking to consolidate several credit cards into a lower interest rate.

A credit bureau reported the following information about this borrower member on December 28, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1991	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$55,723.00	Public Records On File:	0
Revolving Line Utilization:	55.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is your $55,000 in revolving credit debt all on credit cards?	To answer your question, the debt balance shown isn't all on credit cards. I have a student loan that I am paying on that shows up as revolving credit debt.

Member Payment Dependent Notes Series 370457

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
370457	$7,200	$7,200	12.53%	1.00%	January 12, 2009	January 11, 2012	January 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 370457. Member loan 370457 was requested on December 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,550 / month
Current employer:	Dedicated Finishing & Distri.	Debt-to-income ratio:	9.12%
Length of employment:	2 years 7 months	Location:	E. Rancho Dominguez, CA

Home town:	Torrance
Current & past employers:	Dedicated Finishing & Distri., RMJ Trucking
Education:

This borrower member posted the following loan description, which has not been verified:

I need this loan to use it towards the down payment of our future home. Our, meaning my wife, my son and our other baby that is on its way. We've found the house and everything is rolling, now they've told us that we are going to need 10% of the purchase which would total $19,000.00. We have the rest we just need the $7,200.00 that we are requesting. We would really be thankful to each and everyone that decides to help us out. Thank you for your time and consideration.

A credit bureau reported the following information about this borrower member on December 28, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	37
Revolving Credit Balance:	$1,050.00	Public Records On File:	0
Revolving Line Utilization:	44.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the total cost of your new home? What will the monthly payment be? What is your current rent payment?	The total cost is $190,000 , Our payment will be around $1500 or so with taxes and insurance, this is an estimate we wont have actual numbers until we sign all paperwork. We currently pay $1050 in a 2 bed apartment.

Member Payment Dependent Notes Series 370518

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
370518	$7,500	$7,500	15.05%	1.00%	January 9, 2009	January 13, 2012	January 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 370518. Member loan 370518 was requested on December 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$7,292 / month
Current employer:	Windsor Solutions, Inc.	Debt-to-income ratio:	9.08%
Length of employment:	3 years 8 months	Location:	Portland, OR

Home town:	San Francisco
Current & past employers:	Windsor Solutions, Inc.
Education:	University of Oregon

This borrower member posted the following loan description, which has not been verified:

This loan will be used to pay off a Care Credit credit card currently at 21.9% I used the card to pay for a prosthetic limb that my health insurer would not cover.

A credit bureau reported the following information about this borrower member on December 30, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	70
Revolving Credit Balance:	$55,163.00	Public Records On File:	0
Revolving Line Utilization:	93.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 370611

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
370611	$10,000	$10,000	13.16%	1.00%	January 12, 2009	January 12, 2012	January 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 370611. Member loan 370611 was requested on December 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	General Electric	Debt-to-income ratio:	19.70%
Length of employment:	5 years	Location:	Perkasie, PA

Home town:	Hatfield
Current & past employers:	General Electric
Education:	Temple University

This borrower member posted the following loan description, which has not been verified:

Personal loan is 25% and Credit card is 19% would like to consolidate into one payment.

A credit bureau reported the following information about this borrower member on December 29, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	51
Revolving Credit Balance:	$27,200.00	Public Records On File:	0
Revolving Line Utilization:	69.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 370631

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
370631	$8,500	$8,500	12.53%	1.00%	January 12, 2009	January 12, 2012	January 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 370631. Member loan 370631 was requested on December 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,583 / month
Current employer:	ARCO Construction	Debt-to-income ratio:	9.27%
Length of employment:	8 months	Location:	Saint Louis, MO

Home town:	Saint Louis
Current & past employers:	ARCO Construction, Qualxserv, CyberKnights, CBIC Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Thank you for taking the time to consider my application. About myself I'm a IT Manager for a Architectural and Development firm. I'm currently going through a divorce and unfortunately that has cause me extra expenses. I would be using this loan to help pay off legal fees and debt.

A credit bureau reported the following information about this borrower member on December 29, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	10
Revolving Credit Balance:	$3,294.00	Public Records On File:	0
Revolving Line Utilization:	18.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 370696

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
370696	$10,000	$10,000	9.63%	1.00%	January 12, 2009	January 12, 2012	January 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 370696. Member loan 370696 was requested on December 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	World Bank	Debt-to-income ratio:	6.31%
Length of employment:	14 years	Location:	Washington, DC

Home town:	Washington
Current & past employers:	World Bank, Mindbank, Electronic Data Systems
Education:	Strayer University at Washington, DC

This borrower member posted the following loan description, which has not been verified:

Personal Loan

A credit bureau reported the following information about this borrower member on December 29, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,423.00	Public Records On File:	0
Revolving Line Utilization:	46.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you tell me what you plan to do with this loan? Thank you.	Consolidate debt

Member Payment Dependent Notes Series 370729

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
370729	$12,000	$12,000	13.16%	1.00%	January 12, 2009	January 12, 2012	January 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 370729. Member loan 370729 was requested on December 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,333 / month
Current employer:	JD strategies/ Gap Inc	Debt-to-income ratio:	7.97%
Length of employment:	6 months	Location:	san bruno, CA

Home town:	Lakewood
Current & past employers:	JD strategies/ Gap Inc, Autodesk Inc., Intel
Education:	Consumes River College

This borrower member posted the following loan description, which has not been verified:

I am looking to consolidate 2 high interest credit cards into a 15 month loan at a low interest rate.

A credit bureau reported the following information about this borrower member on December 29, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,331.00	Public Records On File:	1
Revolving Line Utilization:	76.00%	Months Since Last Record:	117
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 370791

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
370791	$15,000	$15,000	11.58%	1.00%	January 12, 2009	January 12, 2012	January 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 370791. Member loan 370791 was requested on December 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,000 / month
Current employer:	ICF Solutions	Debt-to-income ratio:	0.13%
Length of employment:	5 years 6 months	Location:	Murrieta, CA

Home town:
Current & past employers:	ICF Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

Hello, My wife and I live with her parents so she can take care of her father who has chronic spinal problems and needs in-home assistance and physical therapy. Because of this, I am seeking a loan to improve the part of her father's home that we live in so that we don't get in the way and for our own privacy, such as adding a full bathroom. I am a good candidate for this loan because as you can see from my credit, I am very responsible and have very low debts. I also have a very good stable income (5+ years) and low expenses. I value my credit so I work very hard to make sure that I am never late on any bills. Thank you for your consideration!

A credit bureau reported the following information about this borrower member on December 29, 2008:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$144.00	Public Records On File:	0
Revolving Line Utilization:	0.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please breakdown your monthly expenses? Do you have an emergency fund available? Do you have to help pay the rent/mortgage for your in-laws?	Hello, -We don't pay rent because my wife's parents own their home free and clear, which they want to keep that way and not touch their equity. But we do pay for part of some of the utilities. -Here is the breakdown of monthly expenses: Cell phone-$60 Internet- $25 Electricity- $75 Water- $30 Gas- $50 Food- $400 Gasoline- $300 Credit Card- $100-$200 (I pay off credit cards each month) Auto insurance-$150 Life insurance- $100 Misc- $100 Cars are paid off. Monthly Total Expenses=$1490.00 With my income, low expenses, and no rent or mortgage, I am able to comfortably pay for this loan. -Yes, I do have emergency funds that can cover over 12 months that is in a money market savings account. Thank you!

Member Payment Dependent Notes Series 370801

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
370801	$15,000	$15,000	11.26%	1.00%	January 12, 2009	January 12, 2012	January 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 370801. Member loan 370801 was requested on December 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$14,583 / month
Current employer:	Self	Debt-to-income ratio:	3.31%
Length of employment:	3 years 7 months	Location:	Staint Helena, CA

Home town:	Oakland,
Current & past employers:	Self
Education:	Clemson University, University of Notre Dame, Medical University of South Carolina

This borrower member posted the following loan description, which has not been verified:

This would be a loan, to start new adv. for 2009, to inform currant and future clients of new services available and to increase client base. To get caught up on out standing lab and tax payment. To hire a phys. ass. to handle increased business.

A credit bureau reported the following information about this borrower member on December 29, 2008:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1992	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,631.00	Public Records On File:	0
Revolving Line Utilization:	65.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
hello-- what is the nature of your business?? thank you	Napa Valley Occupational Health
Does Napa Valley mean you are a chiropractor, radiologist, or EM technician? Do you own the business? What is the new adv you want funded?	Napa Valley is our location, I am a medical doctor and I own the business. We have new services that we can provide to our locale employeers.
How many employees do you currently have that are full-time?	Just myself and my wife. A family business.

Member Payment Dependent Notes Series 370854

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
370854	$5,000	$5,000	7.68%	1.00%	January 9, 2009	January 12, 2012	January 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 370854. Member loan 370854 was requested on December 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,833 / month
Current employer:	Siemens	Debt-to-income ratio:	15.29%
Length of employment:	1 year 8 months	Location:	Katy, TX

Home town:
Current & past employers:	Siemens
Education:

This borrower member posted the following loan description, which has not been verified:

Refinancing Credit Card at lower rate

A credit bureau reported the following information about this borrower member on December 29, 2008:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,839.00	Public Records On File:	0
Revolving Line Utilization:	6.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 370869

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
370869	$7,500	$7,500	15.05%	1.00%	January 12, 2009	January 12, 2012	January 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 370869. Member loan 370869 was requested on December 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,255 / month
Current employer:	santa clara unifed school district	Debt-to-income ratio:	15.06%
Length of employment:	7 years 4 months	Location:	santa clara, CA

Home town:	san jorge
Current & past employers:	santa clara unifed school district
Education:

This borrower member posted the following loan description, which has not been verified:

Pay off high interest credit cards

A credit bureau reported the following information about this borrower member on December 29, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1983	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	31	Months Since Last Delinquency:	20
Revolving Credit Balance:	$19,469.00	Public Records On File:	0
Revolving Line Utilization:	84.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 370883

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
370883	$3,000	$3,000	11.89%	1.00%	January 12, 2009	January 12, 2012	January 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 370883. Member loan 370883 was requested on December 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	School District of Palm Beach County	Debt-to-income ratio:	20.63%
Length of employment:	1 year 2 months	Location:	Jupiter, FL

Home town:	West Palm Beach
Current & past employers:	School District of Palm Beach County
Education:	Florida State University

This borrower member posted the following loan description, which has not been verified:

Pay off credit card at lower rate

A credit bureau reported the following information about this borrower member on December 29, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,455.00	Public Records On File:	0
Revolving Line Utilization:	54.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 370893

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
370893	$9,000	$9,000	15.05%	1.00%	January 12, 2009	January 12, 2012	January 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 370893. Member loan 370893 was requested on December 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,917 / month
Current employer:	Contra Costa County	Debt-to-income ratio:	17.72%
Length of employment:	10 years 3 months	Location:	Martinez, CA

Home town:	Martinez
Current & past employers:	Contra Costa County, U.S. Army
Education:	Hawaii Pacific University

This borrower member posted the following loan description, which has not been verified:

I am purchasing a home using my Veterans home loan and need to have at least 3% of the purchase price available to pay the funding fees, appraisial, inspection and other fees.

A credit bureau reported the following information about this borrower member on December 29, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1989	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$44,313.00	Public Records On File:	0
Revolving Line Utilization:	93.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why are you not financing these fees into your loan at a better rate (approx. 6%). Most lenders will tie these fees into your loan. You wanting to pay 15.05% interest on this loan does not make sense to me. Please explain.	I am using a California Veterans Home Loan, Some fees can not be financed within the loan. 1% Loan Origination fee, Appraisal Fee, inspection Fee, etc. Also I need to show bank statements for 3 months with some reserve savings that can cover these costs. I should have enough saved to cover it within the next 90 days, just don't have the funds currently. Would like to show the VA that I have a cushion in my savings and have enough to cover any additional costs. Thanks for you question.

Member Payment Dependent Notes Series 370940

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
370940	$15,000	$15,000	13.16%	1.00%	January 13, 2009	January 12, 2012	January 12, 2013	$350

                This series of Notes was issued upon closing and funding of member loan 370940. Member loan 370940 was requested on December 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,333 / month
Current employer:	Mecklenburg County	Debt-to-income ratio:	21.90%
Length of employment:	4 years 10 months	Location:	Rock Hill, SC

Home town:	Fort Mill
Current & past employers:	Mecklenburg County
Education:	Clemson University

This borrower member posted the following loan description, which has not been verified:

I want to pay off higher rate credit cards and get out from under them. With the current situation with the credit card industry I would rather have a set repayment plan and not be strapped to them when they can change their terms whenever they want.

A credit bureau reported the following information about this borrower member on December 29, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1992	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$63,202.00	Public Records On File:	0
Revolving Line Utilization:	51.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
please explain the $63,000 revolving credit?	The debt is a combination of school debt and home repairs. I put myself through undergraduate and graduate school with a combination of student loans, working, and credit cards. My husband and I also purchased an older home to renovate in 2004. The home was built in 1914 and since we have upgraded the electrical, installed heating and air, upgraded bathrooms and since have had 2 kids. Of course, in working with older homes things were more expensive than expected and have taken longer since we have done a lot of the work ourselves. I have worked my way up in engineering, so that now my salary will allow me to start an aggressive repayment plan to get out of debt.

Member Payment Dependent Notes Series 371011

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
371011	$10,000	$10,000	9.63%	1.00%	January 13, 2009	January 13, 2012	January 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 371011. Member loan 371011 was requested on December 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Jackson County Assessment	Debt-to-income ratio:	3.27%
Length of employment:	10 years	Location:	Medford, OR

Home town:	Medford
Current & past employers:	Jackson County Assessment
Education:	Southern Oregon University

This borrower member posted the following loan description, which has not been verified:

Taking 4 months of maturnity leave for my second child. And only have 1 months of built up paid leave

A credit bureau reported the following information about this borrower member on December 30, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,976.00	Public Records On File:	0
Revolving Line Utilization:	15.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you have a back up plan to repay the loan incase you are forced to take more than 4 months off from work? Thanks	Thanks for the question. Actually to announce, the baby is no longer coming, the baby is finally here. And up to this point and to knock on wood a million times, the baby and mother are in excellent condition, at home and resting. And to get back to the question, I have estimated high on the loan just in this case and will be putting $1000-$2000 in a separate already established rainy day fund. I do have some back up plans. Other than my full time job. I have a small firewood operation, and also I do small home improvements on the side and I am in the process of getting my contracting license. I also have a small rainy day fund set aside and have some 401K and some stocks that I can liquidate if need be. There are some other things that I could do if need be, including going to family for money but lets hope everything goes great....but I do have a saying "hope the best but expect the worst". I hope this answers the question. and if there are any others please feel free. It may take me awhile to respond. Thanks

Member Payment Dependent Notes Series 371015

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
371015	$3,800	$3,800	12.53%	1.00%	January 13, 2009	January 13, 2012	January 13, 2013	$600

                This series of Notes was issued upon closing and funding of member loan 371015. Member loan 371015 was requested on December 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Lehigh Cement	Debt-to-income ratio:	20.14%
Length of employment:	10 years	Location:	Redding, CA

Home town:	Redding
Current & past employers:	Lehigh Cement, Rackley company
Education:	Shasta College

This borrower member posted the following loan description, which has not been verified:

Need 3800.00 to avertise for business I already have 3500.00 invested in

A credit bureau reported the following information about this borrower member on December 30, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	51
Revolving Credit Balance:	$27,759.00	Public Records On File:	0
Revolving Line Utilization:	71.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your loan description does not help the prospective lender understand why this is sound and why you will be able to repay it	once I put the avertising into effect with the money I recieve it should most likely surpass the loan amount by ten times

Member Payment Dependent Notes Series 371025

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
371025	$8,000	$8,000	11.58%	1.00%	January 12, 2009	January 13, 2012	January 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 371025. Member loan 371025 was requested on December 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,583 / month
Current employer:	City of Akron, Ohio	Debt-to-income ratio:	6.89%
Length of employment:	3 years 5 months	Location:	Akron, OH

Home town:	Akron
Current & past employers:	City of Akron, Ohio, Midwest Rubber
Education:	Hammel Business College

This borrower member posted the following loan description, which has not been verified:

I have a credit card that was for a pool at my home (done when married-card in ex's name). I agreed in divorce to pay since home was mine. I want to get it paid so there is no longer any link between us. It was not a pleasant parting.

A credit bureau reported the following information about this borrower member on December 30, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,025.00	Public Records On File:	1
Revolving Line Utilization:	55.10%	Months Since Last Record:	109
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 371029

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
371029	$6,000	$6,000	7.68%	1.00%	January 8, 2009	January 16, 2012	January 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 371029. Member loan 371029 was requested on January 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Sony Electronics Inc.	Debt-to-income ratio:	8.40%
Length of employment:	36 years	Location:	TOMKINS COVE, NY

Home town:	new york
Current & past employers:	Sony Electronics Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

to pay off two credit cards

A credit bureau reported the following information about this borrower member on January 2, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1977	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,047.00	Public Records On File:	0
Revolving Line Utilization:	11.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 371082

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
371082	$4,800	$4,800	13.47%	1.00%	January 13, 2009	January 13, 2012	January 13, 2013	$300

                This series of Notes was issued upon closing and funding of member loan 371082. Member loan 371082 was requested on December 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	NORDAM	Debt-to-income ratio:	21.80%
Length of employment:	15 years 11 months	Location:	Tulsa, OK

Home town:	Tulsa
Current & past employers:	NORDAM, American Airlines
Education:	Tulane University of Louisiana / University of Tulsa

This borrower member posted the following loan description, which has not been verified:

Payoff credit cards

A credit bureau reported the following information about this borrower member on December 30, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1991	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$52,757.00	Public Records On File:	0
Revolving Line Utilization:	96.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
It looks like you are borrowing about 10% of your outstanding credit balance. Do you think this will make a big enough dent to help?	This will be enough to eliminate the higher interest debt. I have a new job with double the salary, so I have a reduction plan to chip away at the remaining. One major action is to get back to basics, no perks and basically just use money wisely. Thank you.

Member Payment Dependent Notes Series 371112

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
371112	$8,000	$8,000	14.11%	1.00%	January 13, 2009	January 13, 2012	January 13, 2013	$450

                This series of Notes was issued upon closing and funding of member loan 371112. Member loan 371112 was requested on December 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,583 / month
Current employer:	RS Abrams and Co LLP	Debt-to-income ratio:	12.59%
Length of employment:	2 years	Location:	RONKONKOMA, NY

Home town:	Ronkonkoma
Current & past employers:	RS Abrams and Co LLP, Coughlin Foundotos Cullen & Danowski, LLP
Education:	Dowling College

This borrower member posted the following loan description, which has not been verified:

Purchase engagement ring

A credit bureau reported the following information about this borrower member on December 30, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,844.00	Public Records On File:	0
Revolving Line Utilization:	75.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
That's an expensive engagement ring. Have you thought of something smaller, more humble, less bling bling?	Yes but she is very special to me.
8,000 dollars isn't to expensive for an engagement ring. Especially in this day and age. Can you give us the specs on this? I just got done buying one myself for my very special person, mine was $5, 200. Thanks.	I would rather not tell the specs because that is personal in my opinion. I hope you dont mind. Sorry

Member Payment Dependent Notes Series 371172

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
371172	$15,000	$15,000	12.53%	1.00%	January 13, 2009	January 13, 2012	January 13, 2013	$450

                This series of Notes was issued upon closing and funding of member loan 371172. Member loan 371172 was requested on December 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,708 / month
Current employer:	TATA Consultancy	Debt-to-income ratio:	16.16%
Length of employment:	1 year 9 months	Location:	Phoenix, AZ

Home town:	Cedar Rapids
Current & past employers:	TATA Consultancy, CDM Technologies, Rockwell Collins
Education:	Iowa State University

This borrower member posted the following loan description, which has not been verified:

I am a good candidate for this loan because I have a great full time job as an engineer at Honeywell. My credit score has consistently stayed above 700 and the history also shows no late payments. I want to pay off my higher interest rate Citibank card that is charging 24.99% interest. Thanks for your time & consideration!

A credit bureau reported the following information about this borrower member on December 30, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$54,445.00	Public Records On File:	0
Revolving Line Utilization:	87.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What's your plan for paying off your credit card debt forever?	I have created an excel spread sheet that shows the current interest rates and amounts I am paying on my cards. I have also created a personal budget sheet with a target amount going to reduce credit card debt monthly. I have also taken on extra work at www.tateco.info to help accelerate this process. Thank you.

Member Payment Dependent Notes Series 371182

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
371182	$8,950	$8,950	11.89%	1.00%	January 13, 2009	January 13, 2012	January 13, 2013	$900

                This series of Notes was issued upon closing and funding of member loan 371182. Member loan 371182 was requested on December 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Analysts Inernational	Debt-to-income ratio:	21.24%
Length of employment:	2 years 3 months	Location:	Roseville, MI

Home town:	Detroit
Current & past employers:	Analysts Inernational, Analysts International, Superior Consultant Company, Wolfe Chemicals, OE Automation, Rosman Property Management
Education:	Wayne State University, Macomb Community College, Oakland Community College

This borrower member posted the following loan description, which has not been verified:

Hello, I have been paying too much for too long and it is discouraging. I have a lot of debt but I never miss a payment and I have a good credit history. I incurred the debt over time from raising my two daughters by myself. It was always part of my long-term plan to pay down the debt once they were of age. I am at that point and not seeing much progress due to high interest rates. I read about the Lending Club in Time Magazine and I am now joining to try a new approach to achieving my debt-free goals. This first loan is to pay off my Discover card.

A credit bureau reported the following information about this borrower member on December 30, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1987	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$50,822.00	Public Records On File:	0
Revolving Line Utilization:	70.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 371615

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
371615	$9,000	$9,000	9.63%	1.00%	January 12, 2009	January 16, 2012	January 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 371615. Member loan 371615 was requested on January 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,583 / month
Current employer:	SFS Architecture	Debt-to-income ratio:	7.00%
Length of employment:	1 year 10 months	Location:	Kansas City, MO

Home town:	Shawnee
Current & past employers:	SFS Architecture
Education:	University of Kansas Main Campus

This borrower member posted the following loan description, which has not been verified:

I am trying to consolidate my debt into one monthly payment. Many of these credit lines were opened when my credit score was much lower. Therefore they are all quite high rates. I am hoping to reduce my interest since my credit score is much better now.

A credit bureau reported the following information about this borrower member on January 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,232.00	Public Records On File:	0
Revolving Line Utilization:	30.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please specify the balances on the different cards you plan to pay off and what your current rates are on those cards? Thanks!	I paid of several cards for a total of $6,000 on a 0% Promotional APR that ends in Feb. and jumps to a 19% APR. I also have $500 on a 21% APR and a $3000 Line of Credit with a 10% APR and a monthly usage fee.

Member Payment Dependent Notes Series 371685

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
371685	$8,000	$8,000	9.32%	1.00%	January 12, 2009	January 16, 2012	January 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 371685. Member loan 371685 was requested on January 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,000 / month
Current employer:	University of Central Oklahoma	Debt-to-income ratio:	10.73%
Length of employment:	1 year 10 months	Location:	Oklahoma City, OK

Home town:	Tulsa
Current & past employers:	University of Central Oklahoma
Education:	University of Tulsa, University of Oklahoma Norman Campus

This borrower member posted the following loan description, which has not been verified:

Try to lump three different credit card payments into one to pay them off once and for all!

A credit bureau reported the following information about this borrower member on January 2, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1971	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	26
Revolving Credit Balance:	$8,128.00	Public Records On File:	0
Revolving Line Utilization:	27.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
will you promise not to run these cards up again, please post	Oh yes!
what interest rates are you now paying on your credit cards and what is the total of the monthly payments for these cards each month?	Two are at about 28%. The other is at about 15%.
Please explain the delinquency ~2 years ago.	I just mailed a couple of payments late. On my credit report it showed that the late payments were between 1-30 days... I know that the payments were probably no more than 3 days late.

Member Payment Dependent Notes Series 371775

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
371775	$3,200	$3,200	8.00%	1.00%	January 8, 2009	January 17, 2012	January 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 371775. Member loan 371775 was requested on January 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	Redwood City School District	Debt-to-income ratio:	8.60%
Length of employment:	1 year	Location:	Palo Alto, CA

Home town:	Santa Barbara
Current & past employers:	Redwood City School District
Education:	University of California-Davis (UC Davis), Notre Dame de Namur University

This borrower member posted the following loan description, which has not been verified:

I am an elementary school teacher. I just finished school. I am in my first year of teaching. I want to pay off my credit card at a lower rate than I am currently paying.

A credit bureau reported the following information about this borrower member on January 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,624.00	Public Records On File:	0
Revolving Line Utilization:	32.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 371801

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
371801	$12,000	$12,000	11.89%	1.00%	January 13, 2009	January 17, 2012	January 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 371801. Member loan 371801 was requested on January 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Albany Medical Center	Debt-to-income ratio:	14.88%
Length of employment:	3 years 4 months	Location:	Rensselaer, NY

Home town:	Little Falls
Current & past employers:	Albany Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

Using to pay down credit cards

A credit bureau reported the following information about this borrower member on January 3, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1992	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,280.00	Public Records On File:	0
Revolving Line Utilization:	56.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your current interest rates? Who are your 3 open credit lines with and the balances?	13.24%; 10.21%; 10.06% Citi Cards (Citigroup) - $8,500; Washington Mutual - $4,000; Bank of America - $6,600 Total available credit line: $39,200 This is my first time dealing with Lending Club and I didn't know what to expect or if my loan would even be fully funded, so I only asked for $12,000, instead of $19,000 Thanks for the question - I appreciate your support!
What will be your credit card balance after using this loan to pay down the debt? What is the total of your current minimum charge card monthly payments?	$7,100 Per my answer to the other lender's question, I plan to pay off both the Bank of America and Washington Mutual Cards and cancel them; will put the remaining loan amount towards my Citi Card, and continue to pay this down, but keep it as my only active card (have been a member since 1992) going forward. My current minimum monthly payments total $363. I pay more than the minimum when I can, but feel like I'm not making much progress. If my loan is fully funded, I will have the opportunity to be debt free in 3 years, and so relieved. Thanks for the question and your support.

Member Payment Dependent Notes Series 371814

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
371814	$10,000	$10,000	9.32%	1.00%	January 12, 2009	January 17, 2012	January 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 371814. Member loan 371814 was requested on January 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Hawaii Agriculture Research Center	Debt-to-income ratio:	1.78%
Length of employment:	6 years 1 month	Location:	Kahului, HI

Home town:
Current & past employers:	Hawaii Agriculture Research Center
Education:	University of California-Berkeley (Cal UC Berkeley)

This borrower member posted the following loan description, which has not been verified:

Wanting to purchase a larger car for a new baby on the way. Want a super safe Volvo SUV and need a loan for a large downpayment.

A credit bureau reported the following information about this borrower member on January 3, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1986	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,111.00	Public Records On File:	0
Revolving Line Utilization:	4.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 371908

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
371908	$1,600	$1,600	12.21%	1.00%	January 12, 2009	January 19, 2012	January 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 371908. Member loan 371908 was requested on January 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,750 / month
Current employer:	Iris International	Debt-to-income ratio:	18.14%
Length of employment:	1 year 2 months	Location:	Santa Clarita, CA

Home town:	Dayton,
Current & past employers:	Iris International
Education:	Miami Jacobs

This borrower member posted the following loan description, which has not been verified:

I need a loan to consolidate several small medical bills, tuition fees, etc.

A credit bureau reported the following information about this borrower member on January 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	18	Months Since Last Delinquency:	12
Revolving Credit Balance:	$4,658.00	Public Records On File:	1
Revolving Line Utilization:	44.30%	Months Since Last Record:	49
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 371921

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
371921	$5,000	$5,000	16.00%	1.00%	January 8, 2009	January 18, 2012	January 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 371921. Member loan 371921 was requested on January 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	fish window	Debt-to-income ratio:	13.12%
Length of employment:	6 years	Location:	anaheim, CA

Home town:	petrosani
Current & past employers:	fish window, naples restaurant
Education:	college of industrial petrosani

This borrower member posted the following loan description, which has not been verified:

we will get married this year and looking for some help

A credit bureau reported the following information about this borrower member on January 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2006	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,754.00	Public Records On File:	0
Revolving Line Utilization:	34.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 371996

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
371996	$3,600	$3,600	12.21%	1.00%	January 12, 2009	January 18, 2012	January 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 371996. Member loan 371996 was requested on January 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	California Climate Action Registry	Debt-to-income ratio:	10.56%
Length of employment:	1 year 3 months	Location:	Los Angeles, CA

Home town:	Albuquerque
Current & past employers:	California Climate Action Registry
Education:	Columbia University in the City of New York

This borrower member posted the following loan description, which has not been verified:

I have a solid job and good credit, however my wife and I have gotten behind with the payment of two medical bills, on top of our student loan payments and credit card payments. We can afford monthly payments, but cannot pay off the medical bills all at once as is expected of us.

A credit bureau reported the following information about this borrower member on January 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	24	Months Since Last Delinquency:	13
Revolving Credit Balance:	$5,211.00	Public Records On File:	0
Revolving Line Utilization:	30.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Prospectus Supplement (Sales Report) No. 13 dated January 13, 2009